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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10747) pertaining to the 1996 Key Employee Stock Plan and the 1996 Non-Employee Director Stock Plan of Dailey International Inc. of our report dated March 13, 1998 (except Note 16, as to which the date is March 24, 1998), with respect to the consolidated financial statements and schedule of Dailey International Inc. included in the Transition Report (Form 10-K) for the transition period from May 1, 1997 to December 31, 1997.


                                         ERNST & YOUNG LLP


Houston, Texas
March 30, 1998